Exhibit 10.1

EXECUTION COPY

SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of May 14, 2010, is by and among (a) Tetraphase Pharmaceuticals, Inc., a Delaware corporation (the “Company”) and (b) the individuals and entities listed on Schedule 1 hereto, as amended from time to time (the “Holders”).

WHEREAS, certain of the Holders on the date hereof own shares of the Series A-1 Convertible Participating Preferred Stock, par value $0.001 per share (“Series A-1 Preferred Stock”), of the Company, Series A-2 Convertible Participating Preferred Stock, par value $0.001 per share (“Series A-2 Preferred Stock”, and collectively with the Series A-1 Preferred Stock, “Series A Preferred Stock”), and Series B Convertible Participating Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”) of the Company;

WHEREAS, certain of the Holders on the date hereof and the Company are parties to the Registration Rights Agreement dated as of September 11, 2009 (the “Prior Agreement”);

WHEREAS, certain of the Holders are purchasing, concurrently herewith, shares of the Series C Convertible Participating Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), of the Company pursuant to the Series C Convertible Participating Preferred Stock Purchase Agreement of even date herewith (the “Stock Purchase Agreement”);

WHEREAS, in connection with and as a condition to the initial closing of the transactions contemplated by the Stock Purchase Agreement, and in accordance with Section 12(b) of the Prior Agreement, the Company and the Holders on the date hereof wish to amend and restate in its entirety the Prior Agreement; and

WHEREAS, the parties desire to so enter into this Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. As used herein, the following terms shall have the following meanings:

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the Company’s Common Stock, par value $0.001 per share.

“Demand Registration” has the meaning specified in Section 2(a) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fully Diluted Basis” means, with respect to any calculation in respect of outstanding shares of Common Stock, that such calculation is to assume the conversion to Common Stock of all outstanding shares of Preferred Stock (as defined below).

“Holder” means one of the Holders identified in the introductory paragraph to this Agreement or such other Person to whom such Holder shall have assigned or transferred such Holder’s Registrable Securities and the rights and obligations hereunder in accordance with Section 12(g) hereof.

“Indemnified Party” has the meaning specified in Section 8(c) hereof.

“Indemnifying Party” has the meaning specified in Section 8(c) hereof.

“Qualified Public Offering” means an underwritten public offering of shares of Common Stock pursuant to an effective registration statement on Form S-1, or successor form, of the Commission, pursuant to which the per share price to the public is not less than $0.75 (such amount to be subject to proportionate adjustment in the event of any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event affecting the Common Stock occurring after the date hereof) and the gross proceeds to the Company are not less than $50,000,000.

“Person” means any individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“Piggyback Registration” has the meaning specified in Section 3(a) hereof.

“Preferred Stock” means, collectively, the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock.

“Preferred Stock Registrable Securities” means, at any time, all shares of Common Stock then issued or issuable upon the conversion of shares of Preferred Stock that are then Registrable Securities.

“Prospectus” means the (i) prospectus included in any Registration Statement, as amended or supplemented by any Prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post effective amendments, and all material incorporated by reference in such Prospectus and (ii) any associated free writing prospectus.

“registered” and “registration” means a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act and the declaration or ordering by the Commission of effectiveness of such Registration Statement.

“Registrable Securities” means, at any time, all of the (a) shares of Common Stock then held by Mediphase Venture Partners II Limited Partnership or Skyline Venture Partners Qualified Purchaser Fund IV, L.P., (b) shares of Common Stock then issued or issuable upon the conversion of shares of Preferred Stock, (c) shares of Common Stock then issued or issuable to Silicon Valley Bank upon exercise of the Warrant to Purchase Stock, dated September 28, 2007, issued in favor of Silicon Valley Bank by the Company (the “SVB Warrant”) or upon conversion of shares of Series A-1 Preferred Stock issuable upon exercise of the SVB Warrant (provided, however, that such issued or issuable shares of Common Stock shall not be “Registrable

Securities” for purposes of Sections 2(a)(i), 12(a) or 12(b) of the Agreement), and (d) any other shares of Common Stock issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations or similar events), provided that the foregoing capital stock shall cease to be Registrable Securities (i) upon the sale of such capital stock pursuant to a Registration Statement or Rule 144 under the Securities Act, (ii) upon a sale or transfer of such capital stock in violation of the Stockholders Agreement, (iii) upon the assignment of rights or obligations hereunder in violation of the terms of this Agreement or (iv) at such time following the Qualified Public Offering, as they become eligible for sale without restriction pursuant to Rule 144(b) under the Securities Act.

“Registration Expenses” has the meaning specified in Section 7(a) hereof.

“Registration Statement” means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement including the Prospectus, amendments and supplements to such Registration Statement, including post effective amendments, all exhibits and all material incorporated by reference in such Registration Statement (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

“Required Holders” means the Holders of at least sixty percent (60%) of all then outstanding Preferred Stock Registrable Securities.

“Securities Act” means the Securities Act of 1933, as amended.

“Stockholders Agreement” means the Amended and Restated Stockholders Agreement, of even date herewith, by and among the Company and its stockholders party thereto, as may be amended, modified and/or restated and in effect from time to time.

2. Demand Registration.

(a) Request for Demand Registration on Form S-1.

(i) Request for Registration. Subject to the limitations contained in the following paragraphs of this Section 2, the holders of at least 40% of the Registrable Securities may, at any time after the date that is one hundred and eighty (180) days following the completion of the Company’s initial underwritten public offering, give to the Company a written request for the registration by the Company under the Securities Act of Registrable Securities having an aggregate value of at least $5,000,000 (based on the market price or fair market value at the time of the registration request) (a “Demand Registration”).

(ii) Securities Required to be Included. Subject to the limitations contained in the following paragraphs of this Section 2, upon receipt of any request for registration pursuant to this Section 2(a), the Company shall promptly give written notice of such proposed registration to all other Holders. Such Holders shall have the right, by giving written notice to the Company within thirty (30) days after the date the Company provides its notice, to elect to have included in such registration such of their Registrable Securities as such Holders may request in such notice of election, subject in the case of an underwritten offering to the terms of Section 2(c).

(iii) Commercially Reasonable Efforts of Company. Following the expiration of the time period set forth in Section 2(a)(ii), the Company will use commercially reasonable efforts to effect promptly the registration of all such Registrable Securities. All written requests made by Holders of Registrable Securities pursuant to this Section 2(a) will specify the number of shares of Registrable Securities to be registered and will also specify the intended method of disposition thereof.

(b) Limitations on Demand Registration on Form S-1.

(i) Number of Demand Registrations. The Holders of Registrable Securities will not be entitled to require the Company to effect more than two (2) Demand Registration pursuant to Section 2(a) hereof. For purposes of this Section 2(b), a Registration Statement shall not be counted as a Demand Registration Statement (A) until such time as such Registration Statement has been declared effective by the Commission or (B) if such Holders withdraw their request for a Demand Registration at any time prior to the Registration Statement being declared effective because such Holders (x) reasonably believe that the Registration Statement or Prospectus contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, (y) notified the Company of such fact and requested that the Company correct such alleged misstatement or omission and (z) the Company has refused to correct such alleged misstatement or omission; provided, however, that if the initiating Holders withdraw their request for such registration prior to the Registration Statement being declared effective (other than as a result of information concerning the business or financial condition of the Company which is made known to the Holders after the date on which such registration was requested or pursuant to Section 2(b)(i)(B) hereof) but do not pay the Registration Expenses therefor, such Registration Statement shall be counted as a Demand Registration.

(ii) If at the time of any request to register Registrable Securities by the Holders pursuant to this Section 2, the Company is engaged or has plans to engage in a registered public offering or is engaged in any other activity which, in the good faith determination of the Company’s Board of Directors, would be adversely affected by the requested registration, then the Company may at its option direct that such request be delayed for a period not in excess of 60 days from the date of such request, such right to delay a request to be exercised by the Company not more than once in any 12-month period.

(iii) Notwithstanding anything in the Agreement to the contrary, the Company shall not be obligated or required to effect the Demand Registration of any Registrable Securities during any six month period following the effectiveness of a Registration Statement.

(c) Priority on Demand Registrations. In the event that the offering is to be an underwritten public offering, and the underwriter in connection therewith advises the Company in writing that marketing factors require a limitation on the number of shares to be sold in an underwritten public offering, the number of Registrable Securities to be included in the Registration Statement and underwriting shall be allocated among all Holders requesting registration in proportion, as nearly as practicable, to the respective number of Registrable Securities held by them on the date of the request for registration made by the initiating Holders pursuant to Section 2(a)(i). If any Holder would thus be entitled to include more Registrable Securities than such Holder requested to be registered, the excess shall be allocated among other requesting Holder pro rata in the manner described in the preceding sentence.

Neither the Company nor any of its stockholders (other than Holders of Registrable Securities) shall be entitled to include any securities in any underwritten Demand Registration unless the Company or such stockholders (as the case may be) shall have agreed in writing to sell such securities on the same terms and conditions as shall apply to the Registrable Securities to be included in such Demand Registration.

(d) Selection of Underwriters. If a written request for a Demand Registration is made pursuant to Section 2(a) hereof, then the Holders of a majority of the Registrable Securities to be included in any Demand Registration shall determine whether or not such Demand Registration shall be underwritten and, subject to the approval of the Company (which approval shall not be unreasonably withheld or delayed), shall select the investment banker(s) and managing underwriter(s) to administer such offering.

(e) Unlimited Registrations on Form S-3. Subject to the limitations set forth in this Section 2(e), at any time after the Company becomes eligible to file a Registration Statement on Form S-3 (or any successor form),in addition to the rights contained in the foregoing provisions of this Section 2, Holders may, subject to the rights of the Company set forth below, at any time and from time to time to request in writing a registration with respect to which the Registrable Securities being sold have aggregate gross proceeds (exclusive of underwriters’ discounts and commissions) of at least $2,000,000 on Form S-3 (or any successor form) (which request will specify the number of shares of Registrable Securities to be registered and will also specify the intended method of disposition thereof), provided that such Holders will not be entitled to require the Company to effect more than two (2) registrations on Form S-3 pursuant to this Section 2(e) in any twelve (12) month period. The provisions of Sections 2(b), 2(c) and 2(d) shall apply to any exercise by the holders of the registration rights under this Section 2(e) as if the demand hereunder were a Demand Registration, with such changes and modifications to such sections as the context requires.

3. Piggyback Registrations.

(a) Rights to Piggyback.

(i) If (and on each occasion that) the Company proposes to register any of its equity securities under the Securities Act on a Registration Statement either for the Company’s own account or for the account of any of its stockholders (other than for Holders pursuant to Section 2 hereof and other than pursuant to a Form S-4 or Form S-8)

(each such registration not withdrawn or abandoned prior to the effective date thereof being herein called a “Piggyback Registration”), the Company will give fifteen (15) days written notice to all Holders of Registrable Securities prior to the initial filing of the Registration Statement with the Commission in connection with such Piggyback Registration.

(ii) Subject to the provisions of Section 3(b) hereof and in the last sentence of this Section 3(a)(ii), (A) the Company will be obligated and required to include in each Piggyback Registration all Registrable Securities with respect to which the Company shall receive from Holders of Registrable Securities, within fifteen (15) days after the date on which the Company shall have given written notice of such Piggyback Registration to all Holders of Registrable Securities pursuant to Section 3(a)(i) hereof, the written requests of such Holders for inclusion in such Piggyback Registration, and (B) the Company will use its commercially reasonable efforts to effect promptly the registration of all such Registrable Securities; provided that the Company shall have the right to postpone or withdraw any registration effected pursuant to this Section 3(a) without obligation to any Holders. The Holders of Registrable Securities shall be permitted to withdraw all or any part of the Registrable Securities of such Holders from any Piggyback Registration at any time prior to the effective date of such Piggyback Registration unless such Holders of Registrable Securities shall have entered into a written agreement with the Company’s underwriter(s) establishing the terms and conditions under which such Holders would be obligated to sell such securities in such Piggyback Registration. The Company will not be obligated or required to include any Registrable Securities in any registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Commission under the Securities Act is applicable.

(b) Conditions of Piggyback Registrations. If the registration for which the Company gives notice pursuant to Section 3(a)(i) is a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3(a)(i). In such event, (i) the right of any Holder to include its Registrable Securities in such registration pursuant to this Section 3 shall be conditioned upon such Holder’s participation in such underwriting on the terms set forth herein, and (ii) all Holders including Registrable Securities in such registration shall enter into an underwriting agreement upon customary terms with the underwriter or underwriters selected for the underwriting by the Company, provided that no such Holders shall be so required unless all such Holders and all stockholders participating in such registration enter into such underwriting agreement. If any Holder who has requested inclusion of its Registrable Securities in such registration as provided above disapproves of the terms of the underwriting, such Holder may elect, by written notice to the Company, to withdraw its Registrable Securities from such Registration Statement and underwriting. If the managing underwriter advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the shares held by holders of securities of the Company other than the Holders shall be excluded from such Registration Statement and underwriting to the extent deemed advisable by the managing underwriter, and, if a further reduction of the number of shares is required, the number of shares that may be included in such Registration Statement and underwriting shall be allocated among all Holders and such other parties requesting registration in proportion, as nearly as practicable, to the respective number of shares of Common Stock (on an as-converted basis) held by them on the date the Company gives the notice specified in Section 3(a)(i). If any Holder would thus be entitled to include more shares than such Holder requested to be registered, the excess shall be allocated among other requesting Holders pro rata in the manner described in the preceding sentence. Notwithstanding the foregoing, the Company shall not be required, pursuant to this Section 3, to include any Registrable Securities in a Registration Statement (other than in the Initial Public Offering) if such Registrable Securities can then be sold without restriction pursuant to Rule 144(b) under the Securities Act.

(c) Selection of Underwriters. In any Piggyback Registration, the Company shall have the right to determine whether such registration is to be an underwritten registered public offering and shall (unless the Company shall otherwise agree) have the right to select the investment banker(s) and managing underwriter(s) in such registration.

4. Lockup Agreements. Each Holder of Registrable Securities, if the Company or the managing underwriter(s) so request in connection with the Company’s initial underwritten public offering, will not, without the prior written consent of the Company or such underwriter(s) and provided that the officers and directors of the Company and all holders (other than, for purposes of this determination, such Holder) of at least two percent (2%) of all of the issued and outstanding shares of capital stock of the Company (determined on an as-converted basis) also agree not to, transfer or dispose any equity securities of the Company, including any sale pursuant to Rule 144 of the Commission under the Securities Act, during the seven (7) days prior to, and during the one hundred eighty (180) day period commencing on the effective date of such initial underwritten public offering, subject to extension in order to ensure FINRA compliance, except in connection with such initial underwritten public offering. The Company may impose stop-transfer instructions with respect to the Registrable Securities or other securities subject to the foregoing restriction until the end of such 180-day period. Any discretionary waiver or termination of the foregoing restriction by the Company or the underwriters shall apply pro rata to all Holders of Registrable Securities, based on the number of Registrable Securities held by such Holders, and prompt written notice of such discretionary waiver or termination shall be given to all Holders of Registrable Securities.

5. Registration Procedures.

(a) Whenever Holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

(i) prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective for six (6) months from the effective date or such lesser period until all such Registrable Securities have been sold;

(ii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act (including the anti-fraud provisions thereof) and to keep the Registration Statement effective for six (6) months from the effective date or such lesser period until all such Registrable Securities are sold;

(iii) upon request, furnish to each seller of Registrable Securities such reasonable number of copies of such Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus and each Prospectus filed under Rule 424 of the Commission under the Securities Act) and such other documents as each such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by each such seller (it being understood that the Company consents to the use of the Prospectus, by such seller in connection with the offering and sale of the Registrable Securities covered by the Prospectus);

(iv) use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests, use its commercially reasonable efforts to keep each such registration or qualification effective, including through new filings, amendments or renewals, during the period such Registration Statement is required to be kept effective, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, provided that the Company shall not be required, pursuant to this Section 5(a)(iv), to qualify as a foreign corporation;

(v) notify each seller of such Registrable Securities, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will promptly prepare (and, when completed, give notice to each seller of Registrable Securities) a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided that upon such notification by the Company, each seller of such Registrable Securities will not offer or sell such Registrable Securities until the Company has notified such seller that it has prepared a supplement or amendment to such Prospectus and delivered copies of such supplement or amendment to such seller;

(vi) cause all such Registrable Securities to be listed, prior to the date of the first sale of such Registrable Securities pursuant to such registration, on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed with the National Association of Securities Dealers automated quotation system;

(vii) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

(viii) enter into all such customary agreements (including underwriting agreements in customary form) and take all such other actions as counsel for the Holders of Registrable Securities being sold or the underwriter(s), if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

(ix) make available for inspection on a confidential basis by any seller, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by any such seller or underwriter (in each case after reasonable prior notice), all relevant financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply on a confidential basis all relevant information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement;

(x) in the case of any underwritten public offering, use its commercially reasonable efforts to obtain:

(A) at the time of effectiveness of the Registration Statement, a “comfort letter” from the Company’s independent certified public accountants covering such matters of the type customarily covered by “cold comfort letters” in underwritten public offerings as the underwriter(s) reasonably request; and

(B) at the time of any closing of the offering, a “bring-down comfort letter”, dated as of the date of such sale, from the Company’s independent certified public accountants covering such matters of the type customarily covered by bring-down comfort letters in underwritten public offerings as the underwriter(s) reasonably request; and

(xi) in the case of any underwritten public offering, use its commercially reasonable efforts to obtain, at the time of effectiveness of each Registration Statement and at the time of any closing of the offering, an opinion or opinions from counsel to the Company, covering such matters of the type customarily covered by opinions in underwritten public offerings as the underwriters reasonably request.

6. Cooperation by Prospective Sellers, Etc.

(a) Each prospective seller of Registrable Securities will furnish to the Company in writing such information as the Company may reasonably require from such seller, and otherwise reasonably cooperate with the Company in connection with any Registration Statement with respect to such Registrable Securities.

(b) The failure of any prospective seller of Registrable Securities to furnish any information or documents in accordance with any provision contained in this Agreement shall not affect the obligations of the Company under this Agreement to any remaining sellers who furnish such information and documents unless in the reasonable opinion of counsel to the Company or the underwriter(s), such failure impairs or may impair the viability of the offering or the legality of the Registration Statement or the underlying offering.

(c) The Holders of Registrable Securities included in any Registration Statement will not (until further notice) effect sales thereof after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update such Registration Statement or Prospectus; but the obligations of the Company with respect to maintaining any Registration Statement current and effective shall be extended by a period of days equal to the period such suspension is in effect.

(d) At the end of any period during which the Company is obligated to keep any Registration Statement current and effective as provided by Section 5 hereof (and any extensions thereof required by Section 6(c) hereof), the Holders of Registrable Securities included in such Registration Statement shall discontinue sales of shares pursuant to such Registration Statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such Registration Statement which remain unsold, and such Holders shall notify the Company of the number of shares registered which remain unsold promptly after receipt of such notice from the Company.

7. Registration Expenses.

(a) All costs and expenses incurred or sustained in connection with or arising out of each registration pursuant to Sections 2 or 3 hereof, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriter(s) in connection with the blue sky qualification of Registrable Securities), printing expenses, messenger, telephone and delivery expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of one counsel representing the Holders of Registrable Securities, such counsel to be selected by the Holders of a majority of the Registrable Securities to be included in such registration, fees and disbursements of all independent certified public accountants (including the expenses relating to the preparation and delivery of any special audit or “cold comfort” letters required by or incident to such registration), and fees and disbursements of underwriters (excluding discounts and commissions), the reasonable fees and expenses of any special experts retained by the Company of its own initiative or at the request of the managing underwriter(s) in connection with such registration, and fees and expenses of all (if any) other persons retained by the Company are herein called, collectively, “Registration Expenses.” Registration Expenses will be borne and paid by the Company for all Demand Registrations and Piggyback Registrations hereunder.

The Company will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, and the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities of the Company are then listed.

(b) The Company will not bear the cost of nor pay for any stock transfer taxes imposed in respect of the transfer of any Registrable Securities to any purchaser thereof by any Holder of Registrable Securities in connection with any registration of Registrable Securities pursuant to this Agreement.

(c) Each Holder of Registrable Securities included in such registration will pay all costs and expenses incurred or sustained in connection with or arising out of each registration pursuant to Sections 2 or 3 hereof which are not Registration Expenses and which are clearly solely attributable to the registration of such Holder’s Registrable Securities so included in such registration, and all other such costs and expenses not so attributable to one Holder will be borne and paid by all sellers (other than the Company) of securities included in such registration in proportion to the number of securities so included by each such seller.

8. Indemnification.

(a) Indemnification by the Company. The Company will indemnify each Holder requesting or joining in a registration and each underwriter of the securities so registered, the officers, directors and partners of each such Person and each Person, if any, who controls any thereof (within the meaning of the Securities Act) against any and all claims, losses, damages and liabilities arising out of or based on any untrue statement (or alleged untrue statement) of any material fact contained in any Prospectus (or in any related Registration Statement) or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to any action or inaction required of the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, underwriter, officer, director and partner and controlling person for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company in an instrument duly executed by such Holder, underwriter, officer, director, partner or controlling person and stated to be specifically for use in such Prospectus or Registration Statement.

(b) Indemnification by Each Holder. Each Holder requesting or joining in a registration will indemnify, severally and not jointly, each underwriter of the securities so registered, the Company and its officers and directors and each Person, if any, who controls any thereof (within the meaning of the Securities Act) and their respective successors and assigns against any and all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of any material fact contained in any Prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related Registration Statement, notification or the like) or any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statement therein not misleading, and such Holder will reimburse each underwriter, the Company and each other person indemnified pursuant to this paragraph (b) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that this paragraph (b) shall apply only if (and only to the extent that) such statement or omission was made in reliance upon written information furnished to such underwriter or the Company specifically for use in such Prospectus, offering circular or other document (or related Registration Statement, notification or the like) or any amendment or supplement thereto; and, provided further, that each Holder’s liability hereunder with respect to any particular registration shall be limited to an amount equal to the net proceeds received by such Holder from the Registrable Securities sold by such Holder in such registration.

(c) Indemnification Proceedings. Each party entitled to indemnification pursuant to this Section 8 (the “Indemnified Party”) shall give notice to the party required to provide indemnification pursuant to this Section 8 (the “Indemnifying Party”) promptly after such Indemnified Party acquires actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be reasonably acceptable to the Indemnified Party, and the Indemnified Party may participate in such defense at such party’s expense; and provided, further, that the failure by any Indemnified Party to give notice as provided in this paragraph (c) shall not relieve the Indemnifying Party of its obligations under this Section 8 except to the extent that the failure results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of the failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party so long as the Indemnifying Party has, in writing, acknowledged in writing its obligation to indemnify and is in compliance with all of its obligations hereunder to indemnify the Indemnified Party for all amounts in connection with such claim or litigation and which consent shall not be unreasonably withheld. If the defendants in any action subject to this Section 8 include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have reasonably determined that there may be reasonable defenses available to it which are different from or additional to those available to the Indemnifying Party, or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party (other than solely by reason of the Indemnified Party seeking indemnification from the Indemnifying Party hereunder), the Indemnified Party shall have the right to select a separate counsel and to assume the defense and otherwise participate in the defense of such action, with the fees and expenses of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party, but only to the extent that the Indemnifying Party voluntarily agrees, or is determined by a court of competent jurisdiction, to be responsible therefor in accordance with the provisions of this Section 8, or there is a settlement of the action under circumstances in which the Indemnifying Party indemnifies the Indemnified Party in accordance with the provisions of this Section 8. The reimbursement required by this Section 8 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

9. Contribution in Lieu of Indemnification. If the indemnification provided for in Section 8 hereof is unavailable to a party that would have been an Indemnified Party thereunder in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each party that would have been an Indemnifying Party thereunder shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and such Indemnified Party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or such Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Holder of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro-rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 9 shall include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding any provision of this Section 9 to the contrary, (a) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation, and (b) each Holder’s liability hereunder with respect to any particular registration shall be limited to an amount equal to the net proceeds received by such Holder from the Registrable Securities sold by such Holder in such registration.

10. Rule 144 Requirements. From time to time after the earlier to occur of (a) the ninetieth day following the date on which there shall first become effective a Registration Statement filed by the Company under the Securities Act, or (b) the date on which the Company shall register a class of securities under Section 12 of the Exchange Act, the Company agrees to:

(a) make and keep current public information about the Company available, as those terms are understood and defined in Rule 144;

(b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

(c) furnish to any holder of Registrable Securities upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii)

such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration; and

(d) furnish to any Holder of Registrable Securities, upon request, a written statement signed by the Company, addressed to such Holder, stating whether or not the Company is in compliance with the current public information requirements of Rule 144 and Rule 144A of the Commission under the Securities Act (and, if not, a brief statement as to why or what action the Company has taken or proposes to take to comply with such requirements).

11. Participation in Underwritten Registrations. No Person may participate in any underwritten registration pursuant to this Agreement unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the persons entitled, under the provisions hereof, to approve such arrangements, and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required by the terms of such underwriting arrangements. Any Holder of Registrable Securities to be included in any underwritten registration shall be entitled at any time to withdraw such Registrable Securities from such registration prior to its effective date in the event that such Holder shall disapprove of any of the terms of the related underwriting agreement.

12. Miscellaneous.

(a) No Other Registration Rights. Other than the Prior Agreement, the Company is not a party to any agreement granting any registration rights to any Person, and, subject to Section 13 hereof, will not on or after the date of this Agreement, without the prior written consent of the Required Holders, enter into any agreement with respect to its securities which grants registration rights to any Person, unless such rights are junior to, and are not inconsistent with and do not conflict with, the rights granted to the Holders of Registrable Securities in this Agreement.

(b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless such amendment, modification, supplement, waiver or consent is approved in writing by (i) the Company and (ii) the Required Holders, on behalf of all of the Holders of Registrable Securities, provided that (a) each Holder may waive any provision hereof with respect to such Holder at any time and (b) this Agreement may not be amended or terminated and the observance of any term hereunder may not be waived with respect to any Holder without the written consent of such Holder unless such amendment, termination or waiver applies to all Holders, respectively, in the same fashion. Notwithstanding the foregoing, Schedule I hereto may be amended by the Company from time to time to add information without the consent of the other parties hereto to reflect (i) transfers of rights and obligations hereunder in accordance with Section 12(g) and (ii) any Additional Purchasers that become a party hereto under Section 13 hereof.

(c) Registrable Securities Held by the Company. Whenever the consent or approval of Holders of Registrable Securities is required pursuant to this Agreement, Registrable Securities held by the Company shall not be counted in determining whether such consent or approval was duly and properly given by such Holders.

(d) Term. Sections 3 and 12(a) of this Agreement shall terminate on the date that is five (5) years following the completion of the Company’s Qualified Public Offering; provided, however, that this Agreement shall terminate in its entirety with respect to a Holder of Registrable Securities on the date on which such Holder may sell all of such Holder’s Registrable Securities without restriction under Rule 144 of the Commission under the Securities Act.

(e) Remedies. In the event of a breach by the Company of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(f) Notices. Any notice provided for in this Agreement will be in writing and will be deemed properly delivered if either personally delivered or sent by overnight courier or telecopier or mailed certified or registered mail, return receipt requested, postage prepaid, to the recipient at the address specified below:

(i) if to a Holder, at such Holder’s address on the stock transfer books of the Company; and

(ii) if to the Company, at:

Tetraphase Pharmaceuticals, Inc.

480 Arsenal Street, Suite 110

Watertown, MA 02472

Attention: Guy Macdonald

Facsimile No. (617) 926-3557

with a copy to:

Stuart M. Falber, Esq.

Wilmer Cutler Pickering Hale and Dorr LLP

60 State Street

Boston, Massachusetts 02109

Fax: (617) 526-5000

and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 12(f). Any such notice shall be effective (A) if delivered personally or by telecopy, when received, (B) if sent by overnight courier, when receipted for, and (C) if mailed, five (5) days after being mailed as described above.

(g) Successors and Assigns. This Agreement, and the rights and obligations of each Holder hereunder, may be assigned by such Holder to (a) any person or entity to which shares of Preferred Stock are transferred by such Holder, or (b) to any person or entity which, directly or indirectly, controls, is controlled by or is under common control with such Holder, and, in each case, such transferee shall be deemed a “Holder” for purposes of this Agreement; provided that such assignment of rights shall be contingent upon the transferee providing a written instrument to the Company notifying the Company of such transfer and assignment and agreeing in writing to be bound by the terms of this Agreement.

(h) Additional Shares of Preferred Stock. The Company and the Holders hereby agree that any additional shares of Preferred Stock purchased by a Holder after the date hereof pursuant to the Stock Purchase Agreement or otherwise shall be subject to this Agreement.

(i) Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

(j) Headings. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect.

(k) Governing Law. The validity, performance, construction and effect of this Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without giving effect to principles of conflicts of law.

(l) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(m) Pronouns. Any reference herein to any gender or the singular or plural shall not, unless the context otherwise requires, affect the construction of this Agreement, and any such gender or number shall be interchangeable with any other gender or number, respectively.

(n) Consent to Jurisdiction.

(i) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MASSACHUSETTS, FOR THE PURPOSE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED EXCLUSIVELY IN ANY STATE OR FEDERAL COURT SITTING IN THE CITY OF BOSTON. EACH OF THE PARTIES HERETO HEREBY AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR, PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(ii) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS IN ANY OTHER ACTION OR PROCEEDING RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, ON BEHALF OF ITSELF OR ITS PROPERTY, BY THE PERSONAL DELIVERY OF COPIES OF SUCH PROCESS TO SUCH PARTY. NOTHING IN THIS SECTION 12(m) SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(iii) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN SECTION 12(m)(i) ABOVE, AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(o) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes and replaces all prior agreements and understandings of the parties with respect to such subject matter. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to any Registrable Securities.

(p) Effectiveness. This Agreement shall become effective when executed by the Company and the Holders of at least seventy percent (70%) of the Registrable Securities (as such terms are defined in the Prior Agreement) then outstanding, upon which time the Prior Agreement shall be amended and restated in its entirety to read as set forth herein and this Agreement shall be binding upon each of the parties to the Prior Agreement (and any successor, assignee or transferee of any such party), notwithstanding any failure by any such party to sign a counterpart signature page hereto.

13. Additional Purchasers. Persons or entities that, after the date hereof, purchase shares of Series C Preferred Stock pursuant to the Stock Purchase Agreement and become “Additional Purchasers” thereunder may (without the need for approval by any party to this Agreement) become parties to this Agreement by executing and delivering a Financing Signature Page (as defined in the Stock Purchase Agreement), whereupon they shall be deemed “Holders” for all purposes of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Registration Rights Agreement as an instrument under seal as of the date first written above.

COMPANY:

TETRAPHASE PHARMACEUTICALS, INC.

By:	/s/ Guy Macdonald
	Name:	Guy Macdonald
	Title:	President and CEO

Schedule 1

Holders

Mediphase Venture Partners II Limited Partnership

Mediphase Venture Partners II (Annex Fund) Limited Partnership

Mediphase Venture Partners (DP & UP) Limited Partnership

Mediphase Venture Partners II Select Fund Limited Partnership

Beacon Bioventures Limited Partnership

Beacon Bioventures Principals Limited Partnership

Skyline Venture Partners Qualified Purchaser Fund IV, L.P.

Flagship Ventures Fund 2004, L.P.

Flagship Ventures Fund 2007, L.P.

CMEA Ventures VI, L.P.

CMEA Ventures VI, GmbH & CO. KG

Joaquin Trias

David Lubner

Silicon Valley Bank

Xiao-Yi Xiao

Excel Medical Fund, L.P.

Sigma Emerging Markets Ltd.

AG 2003 Trust L.P.

TETRAPHASE PHARMACEUTICALS, INC.

Amendment No. 1 to Second Amended and Restated

Registration Rights Agreement

This Amendment No. 1 (the “Amendment”) to the Second Amended and Restated Registration Rights Agreement, dated as of May 14, 2010 (the “Agreement”), by and among Tetraphase Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the Holders (as defined in the Agreement) is entered into as of this 16th day of May, 2011, among the Company and the Holders.

WHEREAS, the Company and the Holders are parties to the Agreement;

WHEREAS, the Company and its subsidiary Tetraphase Securities Corporation are entering into a Loan and Security Agreement with Silicon Valley Bank and Oxford Finance LLC, pursuant to which the Company has agreed to issue warrants to both Silicon Valley Bank and Oxford Finance LLC for the purchase of Series C Preferred Stock (as defined in the Agreement) and to grant certain specified registration rights with respect to the shares of capital stock issuable upon exercise of such warrants;

WHEREAS, the Company and Required Holders (as defined in the Agreement) currently outstanding desire to modify the terms of the Agreement; and

NOW THEREFORE, the Company and the Holders agree as follows:

1. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

2. The definition of “Registrable Securities” in Section 1 of the Agreement is hereby amended by deleting it in its entirety and inserting the following in lieu thereof:

“Registrable Securities” means, at any time, all of the (a) shares of Common Stock then held by Mediphase Venture Partners II Limited Partnership or Skyline Venture Partners Qualified Purchaser Fund IV, L.P., (b) shares of Common Stock then issued or issuable upon the conversion of shares of Preferred Stock, (c) shares of Common Stock then issued or issuable to Silicon Valley Bank upon exercise of the Warrant to Purchase Stock, dated September 28, 2007, issued in favor of Silicon Valley Bank by the Company (the “SVB Warrant”) or upon conversion of shares of Series A-1 Preferred Stock issuable upon exercise of the SVB Warrant (provided, however, that such issued or issuable shares of Common Stock shall not be “Registrable Securities” for purposes of Sections 2(a)(i), 12(a) or 12(b) of the Agreement), (d) shares of Common Stock then issued or issuable to Silicon Valley Bank upon exercise of the Warrant to Purchase Stock, dated May 16, 2011, issued in favor of Silicon Valley Bank by the Company (the “SVB 2011 Warrant”) or upon conversion of shares of Series C Preferred Stock issuable upon exercise of the SVB 2011 Warrant (provided, however, that such issued or issuable shares of Common Stock shall not be “Registrable Securities” for purposes of Sections 2(a)(i), 12(a) or 12(b) of the Agreement), (e) shares of Common Stock then issued or issuable to Oxford Finance LLC upon exercise of the Warrant to Purchase Stock, dated May 16, 2011, issued in favor of Oxford Finance LLC by the Company (the “Oxford Warrant”) or upon conversion of shares of Series C Preferred Stock issuable upon exercise of the Oxford Warrant (provided, however, that such issued or issuable shares of Common Stock shall not be “Registrable Securities” for purposes of Sections 2(a)(i), 12(a) or 12(b) of the Agreement), and (f) any other shares of Common Stock issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations or similar events), provided that the foregoing capital stock shall cease to be Registrable Securities (i) upon the sale of such capital stock pursuant to a Registration Statement or Rule 144 under the Securities Act, (ii) upon a sale or transfer of such capital stock in violation of the Stockholders Agreement, (iii) upon the assignment of rights or obligations hereunder in violation of the terms of this Agreement or (iv) at such time following the Qualified Public Offering, as they become eligible for sale without restriction pursuant to Rule 144(b) under the Securities Act.”

3. The parties hereto acknowledge and agree that Silicon Valley Bank is currently a party to the Agreement as a Holder; that Oxford Finance LLC shall execute a counterpart signature page to the Agreement, in the form attached hereto as Exhibit A; that by execution thereof Oxford Finance LLC shall become party to the Agreement as a Holder; and that upon such execution Schedule 1 of the Agreement shall be amended by adding “Oxford Finance LLC” to such Schedule 1.

4. Except as specifically set forth herein, no other portion of the Agreement shall be amended.

5. This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Second Amended and Restated Registration Rights Agreement to be executed as of the day and year first written above.

COMPANY:

TETRAPHASE PHARMACEUTICALS, INC.

By:	/s/ Guy Macdonald
	Name:	Guy Macdonald
	Title:	President

REQUIRED HOLDERS:

By:	/s/ Guy Macdonald
As attorney-in-fact under power of attorney attached hereto

EXHIBIT A

Form of Counterpart Signature Page to Registration Rights Agreement

Counterpart Signature Page to Registration Rights Agreement

By execution and delivery of this counterpart signature page, the undersigned hereby agrees to bound by the terms and conditions of the Second Amended and Restated Registration Rights Agreement (the “Agreement”), dated as of May 14, 2010, by and among Tetraphase Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the Holders (as defined in the Agreement), as amended from time to time, as a “Holder” thereunder, and authorizes this signature page to be attached to the Agreement. The undersigned further hereby acknowledges and agrees that it shall only have rights to registrations on Form S-3 pursuant to Section 2(e) of the Agreement and Piggyback Registrations pursuant to Section 3 of the Agreement and that the Registrable Securities (as defined in the Agreement) held by the Holder in connection with the exercise of the Oxford Warrant (as defined in the Agreement) shall not be “Registrable Securities” for purposes of Sections 2(a)(i), 12(a) or 12(b) of the Agreement.

Executed as of the date set forth below.

By:
By:
Name:
Title:

Date:

Contact Person:
Telephone No.:
Telecopy No.:
Email Address:

Address: